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                            TCF FINANCIAL CORPORATION
                                   Exhibit 21
                           Subsidiaries of Registrant
                             (As of March 23, 1995)

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                                                                 NAMES UNDER WHICH SUBSIDIARY
SUBSIDIARY                              STATE OF INCORPORATION   DOES BUSINESS
TCF Financial Insurance                      Illinois            TCF Financial Insurance Agency
Agency Illinois, Inc.                                             Illinois, Inc.
                                                                 TCF Insurance

TCF Financial Insurance                      Minnesota           TCF Financial Insurance Agency
Agency Wisconsin, Inc.                                            Wisconsin, Inc.
                                                                 TCF Insurance

TCF Financial Insurance Agency               Minnesota           TCF Financial Insurance Agency
Michigan, Inc.                                                    Michigan, Inc.
                                                                 TCF Insurance
                                                                 GLB Agency

TCF Financial Insurance Agency, Inc.         Minnesota           TCF Financial Insurance
                                                                  Agency, Inc.
                                                                 TCF Insurance

TCF Securities, Inc.                         Minnesota           TCF Securities, Inc.

TCF Foundation                               Minnesota           TCF Foundation

TCF Minnesota Financial Services, Inc.       Minnesota           TCF Minnesota Financial Services, Inc.

Twin City/Burnet, Inc.                       Minnesota           Twin City/Burnet, Inc.

Asset Quality Consultants, Inc.              Minnesota           Asset Quality Consultants, Inc.

TCF Bank Minnesota fsb                       United States       TCF Bank Minnesota fsb

TCF Consumer Financial Services, Inc.        Minnesota           TCF Consumer Financial Services, Inc.

TCF Mortgage Corporation                     Minnesota           TCF Mortgage Corporation

TCFMC Holding Co.                            Minnesota           TCFMC Holding Co.

TCF Financial Services, Inc.                 Minnesota           TCF Financial Services, Inc.

TCF Management Corporation                   Minnesota           TCF Management Corporation

MKP, Inc.                                    Minnesota           MKP, Inc.

TCF Finance, Inc.                            Texas               TCF Finance, Inc.

NUM, Inc.                                    Minnesota           NUM, Inc.

North Star Title, Inc.                       Minnesota           North Star Title, Inc.

North Star Real Estate Services, Inc.        Minnesota           North Star Real Estate Services, Inc.

TCF Agency Minnesota, Inc.                   Minnesota           TCF Agency Minnesota, Inc.
                                                                 TCF Agency Minnesota

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                                                                 NAMES UNDER WHICH SUBSIDIARY
SUBSIDIARY                              STATE OF INCORPORATION   DOES BUSINESS

TCF National Properties, Inc.                Minnesota           TCF National Properties, Inc.

TCF New York Investment, Inc.                Minnesota           TCF New York Investments, Inc.

TCF Florida Investments, Inc.                Minnesota           TCF Florida Investments, Inc.

TCF Qwik, Inc.                               Minnesota           TCF Qwik, Inc.

TCF Wisk, Inc.                               Minnesota           TCF Wisk, Inc.

TCF Bolt, Inc.                               Minnesota           TCF Bolt, Inc.

TCF Jump, Inc.                               Minnesota           TCF Jump, Inc.

TCF Sped, Inc.                               Minnesota           TCF Sped, Inc.

Vangaard Financial Services, Inc.            Minnesota           Vangaard Financial Services, Inc.

TCF Bank Wisconsin fsb                       United States       TCF Bank Wisconsin fsb

Republic Capital Funding Corp. I             Wisconsin           Republic Capital Funding Corp. I

TCF Agency Wisconsin, Inc.                   Wisconsin           TCF Agency Wisconsin, Inc.

TCF Bank Illinois fsb                        United States       TCF Bank Illinois fsb

TCF Agency Illinois, Inc.                    Illinois            TCF Agency Illinois, Inc.

Great Lakes Bancorp, A Federal               United States       Great Lakes Bancorp
 Savings Bank

GLB Service Corporation II                   Michigan            GLB Service Corporation II

401 Service Corporation                      Michigan            401 Service Corporation

GLB Properties, Inc.                         Michigan            GLB Properties, Inc.

Great Lakes Mortgage Company                 Michigan            Great Lakes Mortgage Company

GLB Management Company                       Michigan            GLB Management Company
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